Bank of America(logo)
                                                   100 North Tryon Street
                                                   Charlotte, NC 28255

                                                   Tel 704.386.5000

Pricing Supplement No. 0261 Dated June 21, 2000         Rule 424(b)(2)
(To Prospectus dated May 21, 1998 and                   File number: 333-51367
Prospectus Supplement dated November 16, 1998)

Senior Medium-Term Notes, Series H


Principal Amount:                                 $  20,000,000.00
Issue Price:                      100.000%        $  20,000,000.00
Commission or Discount:             0.085%        $      17,000.00
Proceeds to Corporation:           99.915%        $  19,983,000.00

Agent:                   Chase Securities, Inc., as Principal

Original Issue Date:     June 28, 2000

Stated Maturity Date:    June 28, 2007

Cusip #:                 06050M-AR-8

Form:                    Book-entry only

Interest Rate:           Floating

Daycount Convention:     Actual/360

Base Rate:               LIBOR Telerate Page 3750

Index maturity:          90 days

Spread:                  + 74.0 bps

Maximum Interest Rate:   8.50%

Initial Interest Rate:   To be determined on June 26, 2000

Interest Reset Period:   Quarterly, commencing on September 28, 2000

Interest Reset Dates:    The 28th of March, June, September and December

Interest Determination
 Date:                   Two London business days preceding the reset date

Interest Payment Dates:  The 28th of March, June, September and December
                         commencing September 28, 2000

May the Notes be redeemed by the coproration prior to maturity?    No

May the Notes be repaid prior to maturity at the option of the
 holder?                                                           No

Discount Note?                                                     No